UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2006

___________________

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

At its meeting on April 17, 2006, the Board of Directors of the Company acting on the recommendation of the Independent Directors approved effective April 24, 2006 new annual compensation levels for the Company’s executive officers as set forth on Exhibit 10.27 attached hereto. Annual base compensation for the Chief Executive Officer was increased by approximately 9% and for all executive officers as a group an average of approximately 7%

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.27	2006 Management Compensatory Plans and Arrangements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

April 21, 2006___________________________________________

Earle A. MacKenzie

Executive Vice President and Chief Financial Officer